                                                                   Exhibit 10.25

                                      LEASE

                                     between

                                SILVER OAKS, LLC,
                     a California limited liability company

                                       and

                            BROOKS AUTOMATION, INC.,
                             a Delaware corporation

                             13931 BALBOA BOULEVARD
                               SYLMAR, CALIFORNIA

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1. Parties ..............................................................   1

2. Premises .............................................................   1

3. Term .................................................................   1
   3.1 Term .............................................................   1
   3.2 Delay in Possession ..............................................   1
   3.3 Early Possession .................................................   2
   3.4 Tenant's Election to Complete ....................................   2

4. Rent .................................................................   3
   4.1 Base Rent ........................................................   3
   4.2 Certain Expenses .................................................   3
   4.3 Certain Capital Items ............................................   4
   4.4 Effect of Exercise of Option to Extend on Payment of Certain
         Amounts Under Section 4.3 ......................................   5

5. Security Deposit .....................................................   6

6. Use ..................................................................   6
   6.1 Use ..............................................................   6
   6.2 Compliance with Law ..............................................   6
   6.3 Condition of Premises ............................................   7

7. Maintenance, Repairs and Alterations .................................   8
   7.1 Tenant's Obligations .............................................   8
   7.2 Surrender ........................................................   9
   7.3 Landlord's Rights ................................................   9
   7.4 Landlord's Obligations ...........................................  10
   7.5 Alterations and Additions ........................................  10

8. Insurance; Indemnity .................................................  15

9. Damage or Destruction ................................................  19

     9.1  Definitions.......................................................19
     9.2  Partial Damage -- Insured Loss....................................19
     9.3  Partial Damage -- Uninsured Loss..................................20
     9.4  Total Destruction.................................................20
     9.5  Damage Near End of Term...........................................21
     9.6  Abatement of Rent; Tenant's Remedies..............................21
     9.7  Termination -- Advance Payments...................................22
     9.8  Waiver............................................................22

10.  Real Property Taxes....................................................22
     10.1 Definition of "Real Property Tax".................................22
     10.2 Payment of Taxes..................................................23
     10.3 Personal Property Taxes...........................................24
     10.4 Additional Provisions Regarding Real Property Taxes...............24

11.  Utilities..............................................................24

12.  Assignment and Subletting..............................................25
     12.1 Landlord's Consent Required.......................................25
     12.2 Procedure.........................................................25
     12.3 Tenants Other Than Individuals....................................26
     12.4 Tenant Affiliate..................................................27
     12.5 No Release of Tenant..............................................27
     12.6 Terms and Conditions Applicable to Subletting.....................27
     12.7 Attorney's Fees...................................................29

13.  Defaults; Remedies.....................................................29
     13.1 Defaults..........................................................29
     13.2 Remedies..........................................................30
     13.3 Default by Landlord...............................................32
     13.4 Late Charges......................................................32

14.  Condemnation...........................................................33

15.  Broker's Commissions...................................................34

16.  Estoppel Certificate...................................................34

17.  Landlord's Liability...................................................35

18.  Severability......................................................  36

19.  Interest on Past-due Obligations..................................  36

20.  Time of Essence...................................................  36

21.  Additional Rent...................................................  36

22.  Incorporation of Prior Agreements; Amendments.....................  36

23.  Notices...........................................................  37

24.  Waivers...........................................................  38

25.  Recording.........................................................  38

26.  Holding Over......................................................  38

27.  Cumulative Remedies...............................................  39

28.  Covenants and Conditions..........................................  39

29.  Binding Effect; Choice of Law.....................................  39

30.  Subordination; Attornment; Non-Disturbance........................  39
     30.1 Subordination................................................  39
     30.2 Attornment...................................................  39
     30.3 Non-Disturbance..............................................  39
     30.4 Self-Executing...............................................  40

31.  Attorney's Fees...................................................  40

32.  Landlord's Access.................................................  41

33.  Auctions..........................................................  41

34.  Signs.............................................................  41

35.    Merger................................................ 42
36.    Consents.............................................. 42
37.    [Intentionally Omitted]............................... 42
38.    Quiet Possession...................................... 42
39.    Options............................................... 42
       39.1 Definition....................................... 42
       39.2 Options Personal; Multiple Options............... 43
       39.3 Effect of Default on Options..................... 43
       39.4 First Option .................................... 43
       39.5 Second Option ................................... 44
       39.6 Fair Market Rent ................................ 45
40.    [Intentionally Omitted] .............................. 47
41.    Security Measures .................................... 47
42.    Easements ............................................ 47
43.    Performance Under Protest ............................ 48
44.    Authority ............................................ 48
45.    Cashier's Checks ..................................... 48
46.    Amendments to Lease .................................. 48
47.    Storage Tanks ........................................ 48
48.    Tenant's Covenants Regarding Hazardous Materials ..... 49
       48.1 Landlord's Prior Consent ........................ 49
       48.2 Compliance with Hazardous Materials Laws ........ 50
       48.3 Hazardous Materials Removal ..................... 51
       48.4 Notices ......................................... 51
       48.5 Indemnification of Landlord ..................... 52
       48.6 Preexisting Conditions .......................... 52

     48.7 Studies .................................................. 52

49.  [Intentionally Omitted] ....................................... 53

50.  Easements and Restrictions of Record .......................... 53

51.  Offer ......................................................... 53

52.  Waiver of Trial by Jury ....................................... 53

53.  ERISA ......................................................... 53

54.  Parking ....................................................... 54

55.  Landlord Shell Improvements ................................... 54

56.  Tenant Improvements ........................................... 54

57.  Additional Mezzanine Space .................................... 54

58.  Self Help ..................................................... 54

Exhibit "A"    Premises (Paragraph 2)
Exhibit "B"    Work Letter
Exhibit "C"    Location and Design of Above-Ground Tank
Exhibit "D"    Description of Initial Plans
Exhibit "E"    Form of Memorandum of Lease
Exhibit "F"    Form of Subordination Agreement
Exhibit "G"    Certain Permitted Items
Exhibit "H"    Assessment Allocation Mechanism
Exhibit "I"    Certain CC&R Provisions
Exhibit "J"    Hazardous Substance Reports

                                      LEASE

1. Parties. This Lease (the "Lease"), dated, for reference purposes only; May 30, 2001, is made by and between SILVER OAKS LLC, a California limited liability company (herein called "Landlord"), and BROOKS AUTOMATION, INC., a Delaware corporation (herein called "Tenant").

2. Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles, State of California, commonly known as 13931 Balboa Boulevard, Sylmar, California, consisting of the building (the "Building") on the property containing 60,096 square feet of area (which area is comprised of a 6,000 square foot mezzanine area and a 54,096 square foot building footprint) and adjacent land and more particularly delineated on Exhibit "A" attached hereto and by this reference incorporated herein. Said real property including the land and all improvements therein, is herein called the "Premises." The Premises may from time to time be under common ownership or management with one or more adjacent properties.

3. Term.

3.1 Term. The term of this Lease shall be for ten (10) years commencing on October 1, 2001 (the "Commencement Date") and ending on September 30, 2011 unless extended or sooner terminated pursuant to any provision hereof.

3.2 Delay in Possession. Notwithstanding that Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant with Landlord's Improvements (as defined below) substantially completed by September 15, 2001 (the "Out Date"), Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the initial term shall be extended one (1) day for every day between the Commencement Date and the date on which Landlord delivers the Premises to Tenant with Landlord's Improvements substantially completed; provided, however, that if Landlord shall not have delivered possession of the Premises within thirty (30) days after the Out Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) business days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within said ten (10) business day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect. In addition to the delay in commencement of rent as provided in this Paragraph 3.2, in the event that substantial completion of Landlord's Work does not occur by the Out Date, then Tenant shall be entitled to a rent credit equal to one (1) day's Base Rent for each one (1) full day from the period from the Out Date until the date upon which Landlord delivers possession of the Premises to Tenant with Landlord's Improvements substantially completed. The Out Date shall be extended by one (1) day far every day Landlord is delayed in substantially completing the Landlord Improvements due to (a) the acts or omissions of Tenant or its agents, employees, or contractors, (b) inability to obtain, or delays in obtaining, necessary permits and/or (c) any other one or more events beyond Landlord's reasonable control.

3.3 Early Possession. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date. Landlord shall reasonably cooperate with Tenant in Tenant's efforts to obtain any municipal approvals required for Tenant's early occupancy. Tenant shall be permitted to enter the Premises on the date that is the later of (i) the date upon which Tenant obtains permits for construction of the Tenant Improvements described in the Space Plans (as defined in Exhibit "B"), or (ii) the first business day after full execution and delivery of this Lease, and prior to the Commencement Date without the obligation for payment of rent for the purpose of constructing the Tenant Improvement; provided that (a) Tenant will not unreasonably interfere with Landlord's construction of the Landlord Improvements, (b) Tenant first provides Landlord with all insurance required by the terms of this Lease, and (c) all construction by Tenant shall be performed in accordance with the terms of this Lease. Without limiting any other provision of this Lease, Landlord shall not be responsible for damages or loss to any work performed by Tenant or to Tenant's personal property or the personal property of Tenant's contractor's, employees or agents which occurs during such period of early access.

3.4 Tenant's Election to Complete. In the event that Landlord's Improvements are not substantially completed by the Out Date, and Tenant has not exercised its cancellation option under Paragraph 3.2, Tenant may at any time thereafter give Landlord and Landlord's Lender (as defined below) written notice of Tenant's intent to take over construction of the Landlord Improvements ("Tenant's Take Over Notice"). In the event that the Landlord Improvements are not substantially completed within thirty (30) days after Tenant's Take Over Notice, Tenant shall have the right to complete Landlord's Improvements subject to the following limitations: (a) Tenant must complete the Landlord's Improvements in accordance with the then existing plans and specifications approved by Landlord; (b) Tenant must use qualified contractors and subcontractors; (c) the work by Tenant on the Landlord's Improvements must be prosecuted in a workmanlike manner; and (d) the work on the Landlord's Improvements must be completed lien free in accordance with the terms of this Lease.

4. Rent.

      4.1 Base Rent. Tenant shall pay to Landlord as base rent for the Premises, monthly payments ("Base Rent"), in advance, on the first day of each month of the term hereof in accordance with the following schedule:

                  Months                           Monthly Base Rent
                  ------                           -----------------
                    1-12                              $37,860.48
                   13-24                               39,002.30
                   25-36                               40,144.13
                   37-48                               41,346.05
                   49-60                               42,608.06
                   61-72                               43,870.08
                   73-84                               45,192.19
                   85-96                               46,574.40
                  97-108                               47,956.61
                 109-120                               49,398.91

Tenant shall deliver to Landlord upon the execution hereof $37,860.48 as Base Rent for the first full month of the initial term. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing, without any offset or deduction except as otherwise expressly set forth herein.

      4.2 Certain Expenses. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent and any additional rent and other amounts payable by Tenant under this Lease all of the following costs and expenses within ten
(10) days after written demand from Landlord as additional rent:

            (a) Any Assessments applicable to the Premises imposed or assessed pursuant to the terms of that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for Cascades Business Park, Los Angeles, California, dated August 1, 2000 (the "CC&R's"). As used in this Section 4.2(a), the term "Assessments" shall have the meaning given that term in the CC&R's. For ease of reference, the definition of "Assessments," "Common Area," and "Common Expenses" are reproduced in Exhibit "I" attached hereto. Any terms used in that Exhibit but not otherwise defined shall have the meanings given those terms in the CC&R's.

            (b) A property management fee equal to 1.325% of the gross rentals under this Lease.

Landlord agrees that no increase in the amount payable with respect to the Premises under the CC&R's arising out of a modification or amendment of the CC&R's shall be payable by Tenant under this Lease, except to the extent such modification or amendment was approved by Tenant. Tenant agrees not to unreasonably withhold, condition or delay any approval to a proposed amendment to the CC&R's; provided that it shall not be deemed unreasonable for Tenant to withhold its approval of a proposed amendment to the CC&R's if such amendment shall result in an increase in the amount payable by Tenant under the CC&R's. Landlord and Tenant agree that the methodology for determining the allocation of costs under the CC&R's to the Premises shall be as outlined in Exhibit "H," attached hereto.

      4.3 Certain Capital Items. As used herein, the term "Capital Item" means an item, the cost of which under generally accepted accounting principles, consistently applied, must be capitalized and not expensed. As used herein, the term "Amortized Capital Cost" means a repair, maintenance, replacement, alteration or improvement which (a) is a Capital Item, (b) either (i) costs $15,000.00 or more with respect to a single Capital Item or (ii) has a cost that when added to other Capital Items which are not Amortized Capital Costs would cause the amount of costs for Capital Items that are not Amortized Capital Costs and that are paid by Tenant to exceed $15,000.00 in any calendar year after the fifth anniversary of the Commencement Date, (c) is undertaken after the fifth anniversary of the Commencement Date, (d) is not related to or part of the Tenant Improvements or any alterations by Tenant, (e) is not required due to Tenant's particular use of the Premises, Tenant's breach of the Lease or any alterations or other improvements to the Premises by Tenant, (f) is the obligation of Tenant under this Lease, (g) has been approved by Landlord prior to it having been incurred, and (f) is not a Landlord Structural Item (as defined below). Landlord's approval under clause (g) of the previous sentence shall not be unreasonably withheld consistent with the standards for making capital improvements to comparable buildings of comparable age and design in Los Angeles County, California. As used herein, the term "Useful Life" means the useful life of the particular Capital Item determined under generally accepted industry standards. As to each Capital Item that is a Amortized Capital Cost, Tenant may give notice to Landlord of the proposed Capital Item, the amount of the Amortized Capital Cost, Tenant's opinion of the Useful Life of the Capital Item and that Tenant requires that Landlord reimburse Tenant for the entire initial cost of the

Amortized Capital Cost and agrees to repay Landlord on a monthly basis in a monthly amount (the "Monthly Recovery Amount") which equals the monthly amount that would fully amortize a loan having a principal balance equal to the Amortized Capital Cost and an interest rate equal to the Amortization Interest Rate (as defined below) in equal monthly payments over the number of months in the Useful Life of the applicable Capital Item. After receipt of Tenant's notice, Landlord may elect to perform the Capital Item constituting an Amortized Capital Cost in lieu of reimbursing the Tenant for such Tenant Capital Cost. In either event, commencing on the first day of the calendar month after the calendar month in which the applicable Capital Item is completed and on the first day of each month thereafter until the earlier of (A) the expiration of the term of the Lease, or (B) the expiration of the number of months in the item's Useful Life used to calculate the Monthly Recovery Amount, Tenant shall pay Landlord as additional rent an amount equal to the Monthly Recovery Amount as to each Amortized Capital Cost. As used herein, the term "Amortization Interest Rate" means an interest rate equal to the LIBOR Rate plus 425 basis points, where the "LIBOR Rate" means, for each month, the one (1) month LIBOR (London Interbank Offered Rate) Rate published in The Wall Street Journal (the "Reported Rate") on the first Publication Date (as defined below) of the applicable month. If The Wall Street Journal (i) publishes more than one (1) Reported Rate on any Publication Date, the average of such rates shall apply or
(ii) publishes a retraction or correction of any Reported Rate, the corrected rate reported in such retraction or correction shall apply. If the Reported Rate is no longer published at least monthly, the LIBOR Rate shall be deemed to be such other London Interbank Offered Rate published in The Wall Street Journal as most reasonably approximates the Reported Rate. As used herein, the term "Publication Date" means any date on which the LIBOR Rate is published in The Wall Street Journal. If Tenant makes the election under this paragraph 4-3, and Landlord does not elect to perform the Capital Item constituting an Amortized Capital Cost, Landlord shall reimburse Tenant for the entire cost of such Capital Item within thirty (30) days after Tenant's notice to Landlord of completion of the applicable Capital Item. As a condition to Landlord's obligation to make the payments to Tenant described in this paragraph 4.3, Tenant shall provide Landlord with reasonable evidence that the costs of such Capital Item was paid and unconditional mechanic's lien releases in the form required under California law from the contractor and subcontractors who installed the Capital Item.

      4.4 Effect of Exercise of Option to Extend on Payment of Certain Amounts Under Section 4.3. In the event that Tenant exercises an option to extend pursuant to paragraph 39, then with respect to Amortized Capital Costs under paragraph 4.3 (other than Amortized Capital Costs with respect to the replacement of the roof membrane), as to which it has not made a Monthly Recovery Amount payment for the number of months in the Useful Life of the applicable Capital Item, Tenant shall pay during the applicable Option Period a Monthly Recovery Amount until it has made monthly payments for the number of months in the Useful Life of the applicable Capital Item, taking into account all prior Monthly Recovery Amount payments made by Tenant.

5. Security Deposit. Tenant shall deposit with Landlord upon execution hereof $40,000.00 as security for Tenant's faithful performance of Tenant's obligations hereunder (the "Security Deposit"). After the occurrence of an Event of Default, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or additional rent or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days after the later of (a) the expiration of the term hereof, or (b) the date Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

6. Use.

      6.1 Use. The Premises shall be used and occupied for the manufacturing and assembly of open and closed cassette wafer handling inspection and sorting tools serving the semi-conductor industry, related office and engineering operations and any other uses permitted by law and for no other purpose. Subject to Tenant's obligations to comply with applicable law as provided in Section 6.2(b), Tenant shall have access to and may operate within the Premises seven
(7) days per week, twenty-four (24) hours per day, fifty-two (52) weeks per year. Tenant shall be solely responsible for (a) determining if and to the extent Tenant's use is permitted by applicable laws and regulations and (b) obtaining and maintaining all permits and licenses required by applicable law and regulations for such use.

      6.2 Compliance with Law.

            (a) Landlord warrants to Tenant to Landlord's actual knowledge that the Premises, in the state existing on the date (the "Possession Date") that Landlord tenders possession of the Premises to Tenant with the Landlord Improvements substantially completed, but without regard to the Tenant Improvements construed by Tenant pursuant to Exhibit "B," alterations by Tenant or to the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, law, rule, regulation, statute or ordinance ("Applicable Law") in effect and enforceable against the Premises on the Possession Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Landlord, after written notice from Tenant, to promptly, at Landlord's sole cost and expense, rectify any such violation. In the event Tenant does not give to Landlord written notice of the violation of this warranty within one (1) year after the Possession Date, the correction of same shall be the obligation of Tenant at Tenant's sole cost, subject to Landlord's obligations under Paragraph 7.4(b) with respect to Landlord's Structural Items.

            (b) Except as provided in Paragraph 6.2(a), Tenant shall, at Tenant's expense, comply promptly with all Applicable Laws, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance.

      6.3 Condition of Premises.

            (a) Landlord shall deliver the Premises to Tenant clean and free of debris, occupants, rodents, insects, and other pests on the Lease on the Possession Date and Landlord warrants to Tenant to Landlord's actual knowledge that the plumbing, lighting, air conditioning, heating, and loading docks and doors in the Premises other than those portions constructed by Tenant shall be in good operating condition on the Possession Date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within the Reporting Period (as defined below) shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder. As used in this Section 6.3(a), the term "Reporting Period" means the period ending 30 days after the Commencement Date with respect to any violation that is discoverable by a reasonable inspection of the Premises and the period ending 90 days after the Commencement Date with respect to any other violation.

            (b) Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in their condition existing as of the Possession Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions or easements of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

7. Maintenance, Repairs and Alterations.

      7.1 Tenant's Obligations.

            (a) Tenant shall keep in good order, condition and repair the Premises and every structural or nonstructural part (other than the Landlord Structural Items (as defined below)) thereof (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating and air conditioning (Tenant shall procure and maintain, at Tenant's expense, an air conditioning system maintenance contract) ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), ceilings, roofs (including without limitation the composition roofing membrane), floors, windows, doors, plate glass and skylights located within the Premises, and all driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

            (b) Tenant shall maintain the Premises as provided in Paragraph 7.1(a) and in accordance with the requirements of the CC&R's; provided that a copy of such covenants or restrictions are provided to Tenant in writing. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices and any damage or deterioration shall not be deemed "ordinary wear and tear" if the same could have been prevented by good maintenance practice. Tenant's obligations shall include restorations, replacements or renewals when necessary and when determined not to be due to ordinary wear and tear, in order to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Notwithstanding anything contained in the Lease to the contrary, Tenant shall make all repairs whatsoever on the Premises necessitated by the negligence, misconduct or fault of Tenant, or its agents, licensees or agents.

            (c) If the term of this Lease, as the same may be extended or renewed, exceeds five (5) years, Landlord shall have the right to require Tenant to repaint the improvements every five (5) to seven (7) years, but not more often than once every five (5) years, as reasonably necessary.

      7.2 Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and loss by casualty (to the extent that Landlord is obligated to repair the same under this Lease) and condemnation excepted, clean and free of debris; provided, however, that Tenant may, but shall not be obligated to, remove any of the improvements described in Exhibit "D" or any Alterations (as defined below) or Utility Installations (as defined below) as to which Landlord has waived the obligation to remove such items at the end of the term pursuant to Paragraph 7.5(a), below. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, upon the expiration of the term or the earlier termination of this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, mechanical systems, lighting fixtures, air conditioning, plumbing, heating (including space heaters) and fencing on the Premises in substantially the same condition and operating order as on the Commencement Date, and Tenant shall within thirty (30) days after receipt of a reasonably detailed invoice therefor pay to Landlord that portion of the cost to restore such items to good condition and operating order as may be reasonably allocable to Tenant's tenancy.

      7.3 Landlord's Rights. Tenant shall provide to Landlord written reports every six (6) months setting forth in reasonable detail the regularly scheduled maintenance conducted by Tenant with respect to the Premises, which shall include reasonable evidence of the actual performance and completion of such scheduled maintenance. If Tenant fails to perform Tenant's obligations under this Paragraph 7, or under any other paragraph of this Lease, Landlord may at its option (but shall, not be required to) enter upon the Premises after ten
(10) days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the Interest Rate (as defined below) shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

      7.4 Landlord's Obligations.

            (a) Except for the obligations of Landlord under Paragraphs 6.2(a) and 6.3(a) (relating to Landlord's warranty), Paragraph 9 (relating to destruction of the Premises), under Paragraph 14 (relating to condemnation of the Premises) Paragraph 7.4(b), it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the Building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Tenant under Paragraph 7.1 hereof. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

            (b) Landlord, at Landlord's sole cost and expense, and without reimbursement as an Operating Expense, shall maintain, repair and replace the structural elements of the foundations, exterior walls, roof structure and improvements below grade (the "Landlord Structural Items"), subject to normal wear and tear, provided however, if the need for such maintenance, repair or replacement arises because of the negligence, misconduct or fault of Tenant, or its agents, licensees or invitees, Tenant, subject to Paragraph 8.8 hereof, shall reimburse Landlord for the cost thereof within thirty (30) days after receipt of a reasonably detailed invoice therefor.

            (c) In the event Landlord holds a warranty covering any work of repair or maintenance Tenant is obligated to perform under this Lease, Landlord shall, at Landlord's cost, assign such warranty to Tenant to the extent necessary to allow Tenant to obtain the benefit of that warranty for that repair or maintenance. Effective upon any termination of this Lease, any warranty to the extent so assigned to Tenant is hereby reassigned by Tenant to Landlord. At Tenant's request, Landlord will enforce such warranties against the applicable parties making such warranties for the benefit of a Tenant.

      7.5 Alterations and Additions.

            (a) Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, make any Alterations (as defined below) or Utility Installations in, on or about the Premises. Tenant may, however, make nonstructural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Landlord, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls and the cumulative costs thereof does not exceed $25,000.00 in each instance, and provided that this exception is exercised in good faith by Tenant (i.e., Tenant does not artificially segregate an Alteration or Utility Installation which by its nature is a single unit or event into smaller increments for the purposes of avoiding the necessity of obtaining Landlord's consent). Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion with respect to any Alteration or Utility Installation to the exterior of the Premises or the exterior of the Building or which affects the structural elements of the Building. As used in Paragraph 7.5, the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. As used in this Paragraph 7.5, the term "Alteration" shall mean any modification of the improvements on the Premises other than Utility Installations, whether by addition or deletion. Subject to the following three sentences, Landlord may require that Tenant remove any or all of said Alterations or Utility Installations at the expiration or earlier termination of the term, and restore the Premises to their prior condition. Prior to commencing any Alteration or Utility Installation, Tenant may request that Landlord waive Tenant's obligation to remove such Alteration or Utility Installation at the end of the term. Any such waiver must be in writing and shall only apply to the Alteration or Utility Installation described therein. Landlord hereby agrees that Tenant shall not be obligated to remove the initial improvements described in Exhibit "D" upon the expiration of the term. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work; provided that Landlord agrees to waive the requirement for such bond so long as the initially-named tenant or any Tenant Affiliate (as defined below) is the Tenant under this Lease and in possession of a portion of the Premises in which the work is being performed. Should Tenant make any Alterations or Utility Installations as to which Landlord's consent is required without the prior approval of Landlord, Landlord may, at any time during the term of the Lease, require that Tenant remove any or all of the same.

            (b) Any Alterations or Utility Installations made by Tenant during the term of this Lease shall be done in a good and workmanlike manner and of good and sufficient materials, and Tenant shall, within thirty (30) days after completion of such Alteration or Utility Installation, provide Landlord with as-built plans and specifications for same. Notwithstanding anything contained in this Lease to the contrary, Paragraphs 7.5(d)(1)(ii) and (iii) shall apply to Alterations or Utility Installations (other than racking, shelving and temporary partitions) not requiring Landlord's consent under Paragraph 7.5(a).

            (c) Any Alterations or Utility Installations in, or about the Premises that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be conditioned upon Tenant acquiring a permit to perform such Alteration or Utility Installation from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of said permit in a prompt and expeditious manner, and upon satisfaction of all of the requirements set forth in Paragraph 7.5(d), below.

            (d) For any Alterations or Utility Installations requiring Landlord's prior written consent:

                  (1) Tenant shall:

                        (i) Request Landlord's approval in writing at least thirty (30) days prior to proposed Alteration or Utility Installations.

                        (ii) Employ a California licensed architect, contractor and structural engineer in connection with the proposed construction.

                        (iii) Be fully responsible for the acts of Tenant's consultants, employees, contractors, subcontractors, invitees and agents, and cause them to fully comply with any applicable terms of this Lease and documents referred to by this Lease and all applicable laws, rules and regulations.

                        (iv) Enter into written agreements with an architect and general contractor. Copies of executed agreements will be forwarded to Landlord within five (5) days of Landlord's request therefor.

                        (v) Cause to be obtained an applicable building permit for any and all construction and modifications, and construct the additions and alterations and perform the construction work in accordance with all applicable laws, including without limitation the Americans With Disabilities Act.

                  (2) Tenant's architect shall:

                        (i) Be licensed by the State of California.

                        (ii) Incorporate the building standard details (if any) supplied by Landlord onto the drawings.

                        (iii) Submit final plans for Landlord's written approval prior to construction.

                        (iv) Be available for final inspection with Landlord at job completion.

                        (v) Sign off on the as-built drawings as the Architect's certification that the improvements have, in fact, been built as per the Architect's design.

                  (3) Tenant's general contractor and/or subcontractors shall:

                        (i) Be licensed by the State of California.

                        (ii) Have substantial experience providing similar quality and quantity of improvements.

                        (iii) Have a bonding capacity equal to or exceeding the valuation of the job. Landlord may, at its sole option, require the job to be bonded; provided that Landlord agrees to waive the requirement for such bond so long as the initially-named tenant is the Tenant under this Lease and in possession of a portion of the Premises in which the work is being performed.

                        (iv) Maintain in full force and effect, throughout the duration of its performance under the contract with the Tenant, a Worker's Compensation insurance policy and a Commercial General Liability insurance policy issued by an insurer satisfactory to Landlord with liability coverage of not less than $1,000,000.00 for personal injury and $500,000.00 to cover property damage. The Commercial General Liability insurance policy shall include assumption of contractual liability. Certificates of insurance containing a thirty (30) day cancellation clause shall be furnished to Landlord prior to commencement of performance under the construction contract naming Landlord and its managing agent as additional insureds.

                        (v) Provide Landlord with as-built drawings of all improvements.

                  (e) All approvals by Landlord, as provided for in this Paragraph 7.5, shall not be unreasonably withheld, conditioned or delayed. All requests to be submitted to Landlord shall be submitted through Landlord's managing agent. If Landlord shall give its consent, the consent shall be deemed conditioned upon the compliance by Tenant in a prompt and expeditious manner of all conditions of all permits obtained pursuant to Paragraph 7.5(d), above.

                  (f) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than thirty (30) days' notice prior to the commencement of any work in the Premises costing in excess of $5,000, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so.

                  (g) Unless otherwise agreed in writing pursuant to Paragraph 7.5(a) or otherwise, Landlord may require that any or all Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Landlord, and that the Premises be restored to their prior condition. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

                  (h) Unless Landlord requires their removal, as set forth in Paragraph 7.5(g), all Alterations and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration or earlier termination of the term. Notwithstanding the provisions of this Paragraph 7.5(h), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 7.2.

8. Insurance; Indemnity

         8.1 Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its successors, assigns, subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense including, but not limited to, attorney's fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or other areas in the Industrial Center by Tenant, the acts or omission of Tenant, its agents, employees or any other contractors or invitees brought onto said Premises by Tenant, or any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, except to the extent finally determined by a court of competent jurisdiction to have been caused by the gross negligence or wilful misconduct of Landlord, its employees, and agents. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend same at Tenant's expense by counsel satisfactory to Landlord. Such loss or damage shall include, but not be limited to, any injury or damage to Landlord's personnel (including death resulting anytime therefrom) on the Premises. Tenant agrees that the obligations assumed herein shall survive the termination of this Lease.

         8.2 Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at Tenant's own expense, for the protection of Tenant, Landlord and Landlord's property manager, as their interest may appear, policies of insurance issued by a responsible carrier or carriers which afford the following coverages:

                  (a) Workers' Compensation with statutory limits.


                  (b) Employers' Liability insurance with the following minimum limits:

                  Bodily injury by disease per person               $1,000,000
                  Bodily injury by accident policy limit            $1,000,000
                  Bodily injury by disease policy limit             $1,000,000

                  (c) Property insurance on a special causes of loss insurance form covering any and all personal property of Tenant including but not limited to improvements, betterments, furniture, fixtures, Utility Installations, and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $10,000. This policy should contain a waiver of subrogation.

                  (d) Commercial General Liability Insurance including Broad Form Property Damage and Contractual Liability with the following minimum limits:

                  General Aggregate                                 $2,000,000
                  Products/Completed Operations Aggregate           $2,000,000
                  Each Occurrence                                   $1,000,000
                  Personal & Advertising Injury                     $1,000,000
                  Medical Payments                                  $5,000 per
                                                                      person

                  (e) Umbrella/Excess Liability on a following form basis with the following minimum limits:

                  General Aggregate                                 $10,000,000
                  Each Occurrence                                   $10,000,000

                  The limits of said insurance in this Paragraph 8(b)(i) shall not however, limit the liability of Tenant hereunder.

         8.3 Landlord shall, at all times during the term of this Lease, maintain the following insurance:

                  (a) A policy or policies of all-risk property insurance, issued by and binding upon some solvent insurance company, insuring for the full replacement cost of the building on the Premises. Landlord shall not be obligated to insure, and shall not assume any liability or risk of loss for, any of Tenant's furniture, equipment, machinery, goods, supplies, utility installations, improvements, or alterations upon the Premises. This policy shall contain an agreed amount endorsement and be written with no coinsurance. Landlord may, but shall not be obligated to, obtain earthquake and flood insurance.

                  (b) Rent insurance on an all-risk basis in an amount equal to all that is called for under Paragraph 4 of this Lease (Base Rent and any additional rents payable under this Lease including tax and insurance costs) for a period of at least twelve (12) months commencing with the date of loss.

                  (c) Boiler and Machinery insurance in an amount satisfactory to Landlord on a comprehensive coverage form.

                  (d) Commercial general liability insurance in addition to, and not in lieu of, the commercial general liability insurance required to be maintained by Tenant in an amount not less than $1 million per occurrence and $3 million general aggregate. Tenant shall not be named as an additional insured therein.

Landlord may elect to have reasonable deductibles in connection with the insurance specified in Paragraph 8.3, and Tenant shall be liable for such deductible amount in the event of a claim thereunder.

         8.4 The Tenant shall deliver to Landlord prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII as set forth in the most current issue of "A.M. Best's Insurance Guide". Such Certificates with the exception of Worker's Compensation, shall name Landlord, its subsidiaries, directors, agents and employees, and its property manager as additional insureds and shall expressly provide that the interest of same herein shall not be affected by a breach by Tenant of any insurance policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given to Landlord in the event of material alteration to or cancellation of the coverage evidenced by such Certificates.

         8.5 Upon demand not more often than once in any calendar year, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance and such other insurance coverage in such limits as Landlord may require in its reasonable judgment to afford Landlord adequate protection consistent with the practices of institutional owners of comparable properties.

         8.6 If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by the insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of bill thereof and evidence of such loss.

         8.7 Landlord makes no representation that the limits of liability specified to be carried by Tenant under the term of this Lease are adequate to protect Tenant against Tenant's undertaking under this Paragraph 8 and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

         8.8 Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, personal property (building contents) within the building on the Premises, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises, by reason of fire, the elements or any other cause which could be insured against under the terms of all risk property insurance policies, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Because this Paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person) each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained in this Paragraph, and to have the insurance policies properly endorses if necessary to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Paragraph.

         8.9 Tenant shall pay to Landlord during the term hereof, additional rent in the amount of any premiums for the insurance obtained under Paragraphs 8.3(a), 8.3(b), 8.3(c) and 8.3(d) and any other insurance which Landlord or Landlord's lender deems necessary for the Premises and the amount of any deductibles paid by Landlord under such policies. If Landlord elects to self-insure or includes the Premises under blanket insurance policies covering multiple properties, then Tenant's reimbursement obligation hereunder shall include the portion of the reasonable cost of such self-insurance or blanket insurance that is allocated to the Premises. Tenant shall pay any such premiums to Landlord within thirty (30) days after receipt by Tenant of a copy of the premiums statement or other evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall also deliver to Tenant a reasonably detailed statement of the amount of such premiums attributable to the Premises and showing in reasonable detail the manner in which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Tenant's liability for premiums shall be prorated on an annual basis.

         8.10 All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

         8.11 Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business or for any loss of income or profit therefrom.

9. Damage or Destruction.

         9.1 Definitions.

                  (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the then replacement cost of the Premises. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 50% of the then replacement cost of such building as a whole.

                  (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 50% or more of the then replacement cost of such building as a whole.

                  (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 8.

         9.2 Partial Damage -- Insured Loss. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to Paragraph 7.5 hereof as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair. Tenant shall contribute the required amount to Landlord within ten days after Tenant has received notice from Landlord of the shortage in the insurance. When Tenant shall contribute such amount to Landlord, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant shall in no event have any right to reimbursement for any such amounts so contributed.

         9.3 Partial Damage -- Uninsured Loss. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant or its agents, contractors or invitees (in which event Tenant shall make the repairs at Tenant's expense), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

         9.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction, but not Tenant's fixtures, equipment, tenant improvements or Utility Installations, as soon as reasonably possible at Landlord's expense, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty
(30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

         9.5 Damage Near End of Term.

                  (a) If at any time during the last six months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of the Premises Partial Damage, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within 30 days after the date of occurrence of such damage.

                  (b) Notwithstanding Paragraph 9.5(a) in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Tenant duly exercises such option during said 20 day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect, provided Tenant first deposits with Landlord any shortfall in necessary funds. If Tenant fails to exercise such option during said 20 day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Tenant of Landlord's election to do so within 10 days after the expiration of said 20 day period, notwithstanding any term or provision in the grant of option to the contrary.

         9.6 Abatement of Rent; Tenant's Remedies.

                  (a) In the event of damage described in Paragraphs 9.2, 9.3 or
9.5 and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired to the extent Landlord receives proceeds from rent abatement insurance. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligations shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice. In the event that Landlord shall be obligated to repair or restore the Premises pursuant to Paragraph 9 of this Lease and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, the right of Tenant to terminate this Lease pursuant to this Paragraph 9.6 (b) shall be the sole right and remedy of Tenant against Landlord, and Landlord shall have no other liability to Tenant, for damages, specific performance or otherwise, in connection with any such failure.

         9.7 Termination -- Advance Payments. Upon termination of this Lease pursuant to Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

         9.8 Waiver. Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10. Real Property Taxes.

         10.1 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (b) the nature of which was hereinbefore included within the definition of "real property tax," or (c) which is imposed for a service or right not charged prior to June 1,1978, or, if previously charged, has been increased since June 1,1978, or (d) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (e) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. The term "real property tax" shall also include fees payable to tax consultants and attorneys for consultation and contesting real property taxes. Notwithstanding the foregoing, the term "real property tax" shall exclude inheritance taxes, personal income taxes, estate taxes, gift, excise, franchise, capital levy, state payroll, stamp or profit taxes, however designated. If any real property tax to be paid by Tenant shall cover any period of time prior to the Commencement Date, such real property taxes shall be equitably prorated to cover only the period of time within the applicable tax fiscal year this Lease is in effect.

         10.2 Payment of Taxes.

                  (a) Tenant shall pay the real property tax applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Tenant's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment. If Tenant shall fail to pay any required real property tax, Landlord shall have the right to pay the same and Tenant shall reimburse Landlord therefor upon demand.

                  (b) Advance Payment. In the event Tenant incurs a late charge on a Rent payment more than two times during the term of this Lease, Landlord may, at Landlord's option, estimate the current real property taxes, and require that such taxes be paid in advance to Landlord by Tenant, either (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of Base Rent. If Landlord elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which such installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needs to pay the applicable taxes. If the amount collected by Landlord is insufficient to pay such real property taxes when due, Tenant shall pay Landlord, upon demand such additional sums as are necessary to pay such obligations. All monies paid to Landlord under this paragraph may be intermingled with other monies of Landlord and shall not bear interest. In the event of an Event of Default by Tenant in the performance of its obligations under this Lease, any balance of funds paid to Landlord under the provisions of this paragraph may, at the option of Landlord, be treated as an additional Security Deposit.

         10.3 Personal Property Taxes.

                  (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

                  (b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay such taxes as part of real property tax.

         10.4 Additional Provisions Regarding Real Property Taxes. Landlord shall have the sole right to contest or appeal any real property taxes or assessments applicable to all or any portion of the Premises and to seek a reduction in the assessed valuation of all or any portion of the Premises (collectively, "Tax Contests"). Any refund of real property taxes resulting from any such Tax Contest shall be applied first to reimburse Landlord for its costs and expenses in connection with the Tax Contest (including, without limitation attorneys' fees and the costs of consultants) and then, out of and to the extent of the balance of such refund, Landlord shall reimburse to Tenant the portion of such reduction attributable to the Premises and the term of this Lease, as and to the extent previously paid by Tenant as part of Tenant's Share of Operating Expenses. Fees payable to tax consultants and attorneys for consultation and contesting real property taxes shall be an Operating Expense. In the event that Landlord has not undertaken a Tax Contest with respect to the property taxes or assessments for a tax fiscal year, Tenant may request that Landlord undertake such a Tax Contest. In the event that Landlord does not commence such Tax Contest within 90 days after receipt of Tenant's request or does not otherwise agree to proceed with that Tax Protest, then Tenant may undertake a Tax Contest; provided that no such Tax Contest by Tenant shall be made if the contested tax or assessment may become a lien on the Building unless the contested amount is paid prior to the Tax Contest by Tenant. Tenant shall indemnify and hold Landlord harmless with respect to any increases in real property taxes or assessments arising out of Tenant's conduct of a Tax Contest above the level those real estate taxes or assessments would have been in the absence of such a Tax Contest.

11. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. Landlord represents that the following utilities are available stubbed up to the boundary of the Premises: natural gas, electrical, water, and sewer.

12.       Assignment and Subletting.

         12.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a noncurable breach of this Lease, without the need for notice to Tenant under Paragraph 13.1.

         12.2 Procedure. If at any time or from time to time during the term of this Lease, Tenant desires to assign or sublet all or any part of Tenant's interest in this Lease or in the Premises to an entity other than a Tenant Affiliate (as defined below), Tenant shall give prior written notice to Landlord setting forth the terms of the proposed assignment or subletting and the space so proposed to be assigned or sublet. Such assignment or sublease shall be subject to, without limitation, all the conditions in Paragraph 12 and the following conditions:

                  (a) The assignment or sublease shall be substantially on the terms set forth in the notice given to Landlord. Any subsequent changes or modifications will require Landlord's prior written consent.

                  (b) Tenant acknowledges that Landlord's agreement to lease these Premises to Tenant at the rent and terms stated herein is made in material reliance upon Landlord's evaluation of this particular Tenant's background, experience and ability, as well as the nature of the use of the Premises by this Tenant as set forth in Paragraph 6. In the event that Tenant shall request Landlord's written consent to assign or sublease the Premises as required in Paragraphs 12.1 and 12.2 hereof, then each such request for consent shall be accompanied by the following:

                           (i) Financial statements of the proposed assignee or sublessee, or if financial statements are not available, other information concerning the financial condition of the proposed assignee or sublessee that reasonably discloses and represents that financial condition;

                           (ii) A statement of the specific uses for which the Premises will be utilized by the proposed assignee or sublessee; and

                           (iii) Preliminary plans prepared by an architect or civil engineer for all alterations to the Premises that are contemplated to be made by Tenant, the proposed assignee or sublessee.

                  (c) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or subleased until an executed counterpart of such assignment or sublease has been delivered to Landlord.

                  (d) No sublessee or assignee shall have a right further to sublet or assign without Landlord's prior written consent as provided in this Paragraph 12.

                  (e) In the case of an assignment, 50% of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant in connection with such assignment and the cost of any real estate commissions incurred by Tenant in connection with such assignment.

                  (f) In the case of a subletting, 50% of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rent due hereunder prorated to reflect only rent allocable to the sublet portion of the Premises, (ii) the cost of tenant improvements made to the sublet portion of the Premises at Tenant's cost in connection with such sublease, which shall be amortized over the term of the applicable sublease and (iii) the cost of any real estate commissions incurred by Tenant in connection with such subletting, amortized over the term of the sublease.

         12.3 Tenants Other Than Individuals. [The provisions of this paragraph
12.3 shall not apply so long as the original named Tenant is the Tenant under this Lease.]

                  (a) If Tenant is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.

                  (b) If Tenant is a corporation, unless Tenant is a public corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any sale or other transfer of a percentage of capital stock of Tenant which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.

                  (c) Notwithstanding anything to the contrary contained in this Lease, the initial listing for sale of Tenant's stock on a public exchange or the sale of any number of shares of Tenant's stock on a public exchange, shall not be deemed to be an assignment or other transfer requiring Landlord's consent under this Lease

         12.4 Tenant Affiliate. Notwithstanding the provisions of Paragraph 12.1 hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises (any of the foregoing, a "Tenant Affiliate"), provided that (a) the transferee has a net worth, after the assignment or sublet, which is equal to or greater than the net worth of Tenant at the date of this Lease;
(b) the transferee assumes, in full, the obligations of Tenant under this Lease; and (c) a copy of the document effecting the sublet and evidencing the transferee's assumption of Tenant's obligations hereunder is promptly delivered to Landlord. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary.

         12.5 No Release of Tenant. Regardless of Landlord's consent, any subletting or assignment shall not (a) be effective without the express written assumption by such assignee or sublessee of the obligations of Tenant under this Lease, (b) release Tenant of any of Tenant's obligations hereunder or (c) alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof or any default by Tenant. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease; provided that Tenant shall not be liable for any increase in the obligations under this Lease resulting from such an amendment or modification of this Lease to which Tenant has not consented.

         12.6 Terms and Conditions Applicable to Subletting. Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by tenant of all or any part of the Premises and shall be included in subleases:

                  (a) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may, subject to paragraphs 12.2 (e) and (f) receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease, Tenant agrees that such sublessee shall have the right to rely upon any such statement and request from Landlord, and that such sublessee shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against such sublessee or Landlord for any such rents so paid by said sublessee to Landlord.

                  (b) No sublease entered into by Tenant to any entity other than a Tenant Affiliate shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only such form of sublease as is satisfactory to Landlord, and once approved by Landlord, such sublease shall not be changed or modified without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

                  (c) The consent by Landlord to any subletting shall not release Tenant from its obligations or alter the primary liability of Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under this Lease.

                  (d) The consent by Landlord to any subletting shall not constitute a consent to any subsequent subletting by Tenant or to any assignment or subletting by the sublessee. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

                  (e) After the occurrence of an Event of Default, Landlord may proceed directly against Tenant, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

                  (f) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to Tenant or for any other prior defaults of Tenant under such sublease.

                  (g) No sublessee shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

                  (h) Landlord's written consent to any subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Landlord at the time.

         12.7 Attorney's Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith, such attorneys' fees not to exceed $350.00 for each such request. Notwithstanding the foregoing, the parties agree that a payment of $750.00 is a reasonable fee for Landlord's review of Tenant's request to assign or sublease.

13. Defaults; Remedies.

         13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease (each, an "Event of Default") by Tenant:

                  (a) [INTENTIONALLY OMITTED]

                  (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                  (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, said thirty (30) day nonce shall constitute the sole and exclusive notice required to be given to Tenant under applicable unlawful detainer statutes.

                  (d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S. C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this Paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

                  (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any sublessee of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligations hereunder, and any of them, was materially false.

         13.2 Remedies. If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within thirty (30) days after written notice to Tenant (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant's behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. Upon the occurrence of an Event of Default, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such breach, Landlord may:

                  (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provisions (i) and (ii) of the prior sentence shall be calculated based on an interest rate equal to the highest rate permitted by applicable law. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Landlord to mitigate damages caused by Tenant's breach of this Lease shall not waive Landlord's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Paragraphs 13.1(b), (c) or
(d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under Paragraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

                  (b) Continue the Lease and Tenant's right to possession in effect (in California under California Civil Code Section 1951.4) after Tenant's breach and abandonment and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Tenant and Landlord agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord's interest under the Lease, shall not constitute a termination of the Tenant's right to possession.

                  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the Interest Rate.

                  (d) The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing prior to such expiration or termination or by reason of Tenant's occupancy of the Premises.

         13.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust encumbering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Any damages or judgments arising out of Landlord's default of its obligations under this Lease shall be satisfied only out of Landlord's interest and estate in the Premises, and Landlord shall have no personal liability beyond such interest and estate with respect to such damages or judgments.

         13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, not prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing provisions of Paragraph 13.4, the 5% late charge described in this Paragraph 13.4 shall not be imposed with respect to the first or second late payment in any calendar year unless the applicable payment due from Tenant is not received by Landlord or Landlord's designee within ten (10) days following written notice from Landlord that such payment was not received when due. Following the second such written notice from Landlord in any calendar year (and regardless of whether such payment is then received within such 10-day period), a late charge will be imposed without notice for any subsequent payment due from Tenant during such calendar year which is not received within ten (10) days of its due date.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that

Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of net severance damages received by Landlord in connection with such condemnation, over and above the legal and other expenses incurred by Landlord in the condemnation matter, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such net severance damages required to complete such repair.

         15. Broker's Commissions. Tenant and Landlord each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than those persons, if any, whose names are set forth in this Paragraph 15) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Tenant and Landlord do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation, commission or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party. Named brokers:

                  Landlord's Broker:          CB Richard Ellis, Inc.

                  Tenant's Broker:            CB Richard Ellis, Inc.

                  Tenant's Consultant:        CRESA Partners

The commission payable to Landlord's Broker with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Landlord and Landlord's Broker. Landlord's Broker shall pay a portion of its commission to Tenant's Broker and Tenant's Consultant, pursuant to a separate agreement between Landlord's Broker and Tenant's Broker and Tenant's Consultant. Nothing in this Lease shall impose any obligation on Landlord to pay a commission or fee (a) to any party other than Landlord's Broker or (b) to any party with respect to (i) the exercise by Tenant of any option or right of first refusal pursuant to this Lease, or (ii) any extension or renewal of this Lease.

         16. Estoppel Certificate.

                  (a) Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                  (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease. Anything to the contrary notwithstanding in this Paragraph 16(b), Tenant's failure to deliver an estoppel certificate will not be deemed a default or breach by Tenant of the Lease unless Tenant's failure continues uncured for five days after an additional written notice to Tenant of such default.

                  (c) If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Notwithstanding the foregoing, so long as Tenant is a publicly traded company and obligated to report its financial condition publicly in accordance with the rules of the Securities and Exchange Commission, Tenant shall not be obligated to provide any additional financial statements in addition to those reports available to the general public by reason of such reporting requirements.

                  (d) Landlord shall at any time upon no less than 10 days' prior written notice from Tenant referring to this Paragraph of the Lease execute, acknowledge and deliver to Tenant a statement in writing (a) certifying that the Lease is unmodified and to Landlord's actual knowledge in full force and effect (or, if modified, stating the nature of such modification and certifying that to Landlord's actual knowledge of this Lease, as so modified, it is in full force and effect) and the date to which rent and other charges are paid in advance, if any, and (b) acknowledging that it has not given Tenant any written notices of default, or providing copies of such notices if any have been given.

         17. Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a Tenant's interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects. Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the Interest Rate. Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant. As used herein, the term "Interest Rate" means the lesser of (a) a floating annual interest rate equal to four percent (4%) over the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first business day of each month, or
(b) the maximum rate permitted by applicable law. In the event that the Wall Street Journal fails to publish such a prime rate, the "prime rate" shall be the prime rate or reference rate quoted by a national bank having offices in California selected by Landlord in its sole discretion.

20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21. Additional Rent. Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. Notices. Any notice given pursuant to this Lease shall be in writing, shall be personally delivered, delivered by Federal Express or comparable overnight courier, providing written evidence of delivery, or delivered by U.S. registered or certified mail, return receipt requested, postage prepaid and sent to Landlord and Tenant at the following addresses:

LANDLORD

           Silver Oaks LLC
           16325 Silver Oak Drive
           Sylmar, California 91342
           Attn: Tom Clark

With a copy by the same method to:

           The Prudential Insurance Company of America
           4 Embarcadero Center, Suite 2700
           San Francisco, California 94111-4180
           Attn: PRISA Management

With a copy by the same method to:

           Experience Property Solutions
           3000 East Birch Street, Suite 109
           Brea, California 92821
           Attn: Mark Harryman

TENANT:

           Brooks Automation, Inc.,
           15 Elizabeth Drive
           Chelmsford, Massachusetts 01824
           Attn: Jeffrey Myrdek
or such other address as either party may from time to time designate as its notice address by notifying the other party thereof. Notice so sent shall be deemed given (a) when personally delivered, or (b) on the first business day following deposit with Federal Express or a comparable overnight courier service providing written evidence of delivery, or (c) five business days following deposit in the United States mail, if notice is sent by registered or certified mail, return receipt requested, postage prepaid. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

24. Waivers. No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. This Lease shall not be recorded, but the parties shall execute, acknowledge before a notary public, and deliver, the memorandum of lease attached to this Lease as Exhibit "E". The memorandum shall be recorded with the Los Angeles County Recorder at Tenant's sole cost and expense. Concurrently with the delivery of the memorandum of lease, Tenant shall execute and deliver to Landlord a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee. Landlord agrees not to record that quitclaim deed prior to the expiration or earlier termination of this Lease. In addition, upon Landlord's request, Tenant shall immediately execute and deliver to Landlord on expiration or termination of this Lease a quitclaim deed to the Premises, in recordable form, designating Landlord or its successor as transferee.

26. Holding Over. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the monthly rent shall be 150% of the rent payable in the last month of the Lease term, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminate and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

30.   Subordination, Attornment; Non-Disturbance.

      30.1 Subordination. This Lease and any Option granted hereby shall be subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Tenant agrees that the holders of any such Security Devices (in this Lease together referred to as "Landlord's Lender") shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Tenant, whereupon this Lease and such Options shall be deemed prior to such Security Device notwithstanding the relative dates of the documentation or recordation thereof.

      30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Tenant agrees to attorn to a Lender or another party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership (provided that this clause (i) shall not relieve the new owner from its ongoing maintenance obligations under this Lease); (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord; or (iii) be bound by prepayment of more than one (1) month's rent.

      30.3 Non-Disturbance. With respect to Security Devices entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Tenant's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in breach hereof and attorns to the record owner of the Premises.

      30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein. Tenant's failure to execute such documents within 10 business days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant. Anything to the contrary notwithstanding in this Paragraph 30.4, Tenant's failure to deliver such documents will not be deemed Event of Default by Tenant of the Lease unless Tenant's failure continues uncured for five (5) days after an additional written notice to Tenant of such default.

      30.5 Initial Subordination and Non-Disturbance Agreement. Landlord shall provide Tenant with a Subordination, Non-Disturbance Agreement in the form of Exhibit "F" attached hereto, from the Lender in place on the date of execution of this Lease.

31.   Attorney's Fees.

            (a) If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to its reasonable attorney's fees and such fees as may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default, or who defends such action, and substantially obtains or defeats the relief sought, whether by compromise, settlement, judgment, or abandonment of the claim or defense by the other party.

            (b) The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred in good faith.

            (c) Landlord shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that $350.00 is a reasonable sum per occurrence for legal services and costs per preparation and service of a notice of default and that Landlord may include $350.00 as additional rent due in each such notice of default as an amount that must be paid to cure said default.

32. Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants (but as to prospective tenants only, such entry shall be during the last six (6) months during the term of this Lease or after an Event of Default only), and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant. Notwithstanding anything to the contrary in this Paragraph 32, except in the case of emergency or during periods in which Tenant is in default under this Lease, Landlord shall give Tenant notice at least two (2) business days in advance of Landlord's intent to enter the Premises and such entry shall be made during Tenant's business hours.

33. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Tenant shall not place any sign upon the Premises without Landlord's prior written consent. Tenant shall have the right, at its sole cost and expense, to install a sign on the exterior of the Building identifying its name and logo. The graphics, materials, color, design, lettering, size, location and specifications of Tenant's signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, and the approval of the City of Los Angeles. The sign shall be installed and maintained, at Tenant's sole cost and expense, pursuant to an installation and maintenance program approved and supervised by Landlord. At the expiration or earlier termination of this Lease, Landlord shall, at Tenant's sole cost and expense, cause the sign to be removed and the exterior of the Building affected by the sign to be restored to the condition existing prior to the installation of the sign. Landlord may disapprove any signage that contains a name which relates to an entity or individual which is of a character or reputation, or is associated with a political orientation or faction, which is materially inconsistent with the quality of the Building, or which would otherwise reasonably offend the landlord of a comparable building. This signage right is personal to the initially named Tenant and any assignee of the Lease consented to by Landlord or as to which Landlord's consent is not required pursuant to Paragraph 12. In addition, so long as such additional sign otherwise meets the requirements of this Paragraph 34, in the event Tenant subleases a portion of the Premises in accordance with Paragraph 12, one subtenant of Tenant may have secondary "eyebrow" signage at one location on the Building identifying that one subtenant.

35. Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

36. Consents. Except for Paragraphs 33, 34 and 47 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld.

37.   [Intentionally Omitted].

38. Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease, and all easements, covenants, conditions and restrictions of record. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

39.   Options.

      39.1 Definition. As used in this paragraph the word "Options" has the following meaning: (a) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (b) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Landlord or the right of first offer to lease other property of Landlord; (c) the right or option to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises or the right or option to purchase other property of Landlord, or the right of first refusal to purchase other property of Landlord or the right of first offer to purchase other property of Landlord.

39.2 Options Personal; Multiple Options. Each Option granted to Tenant in this Lease is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, provided, however, the Options may be exercised by or assigned to any Tenant Affiliate as defined in Paragraph 12.4 of this Lease and assigned to any assignee of this Lease permitted under Paragraph 12 of this Lease. The Options herein granted to Tenant are not assignable separate and apart from this Lease. In the event that Tenant has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

         39.3 Effect of Default on Options.

                  (a) Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, if there is an Event of Default at the time of Tenant's exercise thereof.

                  (b) All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, there is an Event of Default at the time of the commencement of the applicable Option Period.

         39.4 First Option. Landlord hereby grants to Tenant the option to extend the term of this Lease for a five (5) year period commencing on the date the prior term expires (the "First Option Period") upon each and all of the following terms and conditions:

                  (a) Tenant gives to Landlord, and Landlord actually receives, on a date which is prior to the date that the First Option Period would commence (if exercised) by at least ten (10) and not more than thirteen (13) months, a written notice of exercise of the option to extend this Lease for said additional term, time being of the essence. Such notice shall be delivered in accordance with Paragraph 23 hereof. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

                  (b) The provisions of Paragraph 39, including the provision relating to default of Tenant set forth in Paragraph 39.3 of this Lease are conditions of this option;

                  (c) All of the terms and conditions of this Lease except where specifically modified by this option shall apply, except that Tenant shall have no further option to extend the term of this Lease other than for the option provided for in Paragraph 39.5;

                  (d) Any prior Tenant that has not been expressly released from liability under this Lease, and any guarantor of the Tenant's performance hereunder, expressly reaffirms in writing the extension of their liability for the term of the option; and

                  (e) The monthly Base Rent for each month of the First Option Period shall be the Fair Market Rent (as defined below) of the Premises as of the commencement of the First Option Period, but in no event less than the monthly Base Rent scheduled to be paid during the month prior to the commencement of the First Option Period.

         39.5 Second Option. Landlord hereby grants to Tenant the option to extend the term of this Lease for a five (5) year period commencing on the date the First Option Period expires (the "Second Option Period") upon each and all of the following terms and conditions:

                  (a) Tenant gives to Landlord, and Landlord actually receives, on a date which is prior to the date that the Second Option Period would commence (if exercised) by at least ten (10) and not more than thirteen (13) months, a written notice of exercise of the option to extend this Lease for said additional term, time being of the essence. Such notice shall be delivered in accordance with Paragraph 23 hereof. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

                  (b) The provisions of Paragraph 39, including the provision relating to default of Tenant set forth in Paragraph 39.3 of this Lease are conditions of this option;

                  (c) All of the terms and conditions of this Lease except where specifically modified by this option shall apply; except that Tenant shall have no further option to extend the term of this Lease;

                  (d) Any prior Tenant that has not been expressly released from liability under this Lease, and any guarantor of the Tenant's performance hereunder, expressly reaffirms in writing the extension of their liability for the term of the option; and

                  (e) The monthly Base Rent for each month of the second option period shall be the Fair Market Rent of the Premises as of the commencement of the

Second Option Period, but in no event less than the monthly Base Rent scheduled to be paid during the month prior to the commencement of the Second Option Period.

39.6 Fair Market Rent.

                  (a) The term "Fair Market Rent" as used in this lease is defined to mean the rent, including all escalations, at which tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size and quality to the Premises for the Option Period as to which Fair Market Rent is being determined in the Cascades Business Park, Van Nuys, Valencia area, giving appropriate consideration to the annual rental rates per square foot and the standard of measurement by which the square footage is measured and the remaining useful life of the roof existing on the comparable buildings used in determining Fair Market Rent. In determining Fair Market Rent it shall be assumed that:

                                    (i) The Premises are in good condition and
                  repair and improved with only the Landlord Improvements and 6,000 square feet of office area and there shall be no deduction for depreciation, obsolescence or deferred maintenance (but less reasonable wear and tear as long as well maintained by Tenant). In the determination of Fair Market Rent, the value of improvements made by Tenant in the Premises shall not be taken into consideration.

                                    (ii) The Premises would be leased for the
                  period of the option being exercised by a tenant with the credit standing of Tenant, as the same exists at that time.

                                    (iii) The Premises would be leased on the
                  same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the original term of this Lease.

                                    (iv) No deduction shall be given nor
                  consideration given to allowances for real estate brokerage commissions or tenant improvement allowances.

                                    (v) The Premises will be used for its
                  highest and best use.

                  (b) Determination By Landlord. Landlord shall initially determine the Fair Market Rent in each instance, and shall give Tenant notice (the "Market Rent Notice") of such determination and the basis on which such determination was made on or before the date that is nine (9) months prior to the date the applicable Option

Period would commence. Tenant shall have the right by written notice to Landlord no later than the fifteen (15) day after Landlord gives the Market Rent Notice to withdraw its exercise of the applicable option, in which event (a) Tenant shall have no further right or option to extend the term of this lease, and (b) Tenant's exercise of the applicable option shall be null and void.

                  (c) Disputes re Fair Market Rent. In the event that Tenant notifies Landlord in writing, on or before the 20th business day following any Market Rent Notice, that Tenant disagrees with the applicable determination, Landlord and Tenant shall negotiate in good faith to resolve such dispute within 10 business days thereafter (The 30th business day after any Market Rent Notice is referred to herein as the "Outside Agreement Date.") If not resolved by the Outside Agreement Date each party shall submit to the other its determination of Fair Market Rent and the dispute shall be submitted to arbitration in accordance with the following paragraph titled "Arbitration Procedures." Until any such dispute is resolved, any applicable payments due under this Lease shall correspond to Landlord's determination and, if Tenant's determination becomes the final determination, Landlord shall refund any overpayments to Tenant, within 5 business days following the final resolution of the dispute.

                  (d) Arbitration Procedures.

                                    (i) Landlord and Tenant shall each appoint
                  one arbitrator who shall by profession be a real estate broker who shall have been active over the 5-year period ending on the date of such appointment in the leasing of properties similar to the Premises in the surrounding area of Los Angeles County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rent for the Premises is the closest to the actual Fair Market Rent for the Premises as determined by the arbitrators, taking into account the requirements of this subparagraph regarding the same. Each such arbitrator shall be appointed within 15 days after the Outside Agreement Date. Landlord and Tenant may not consult with either such arbitrator prior to resolution.

                                    (ii) The two arbitrators so appointed shall
                  within 15 days of the date of the appointment of the last appointed arbitrator, meet and attempt to reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rent, and shall notify Landlord and Tenant of their decision, if any.

                                    (iii). If the two arbitrators are unable to
                  reach a decision, the two arbitrators shall, within 30 days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a 3rd arbitrator who shall be a broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial 2 arbitrators.

                                    (iv) The 3 arbitrators shall, within 30 days
                  of the appointment of the 3rd arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rent, and shall notify Landlord and Tenant thereof.

                                    (v) The decision of the majority of the 3
                  arbitrators shall be binding upon Landlord and Tenant.

                                    (vi) If either Landlord or Tenant fails to
                  appoint an arbitrator within 15 days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                                    (vii) If the 2 arbitrators fail to agree
                  upon and to appoint a 3rd arbitrator, then the appointment of the 3rd arbitrator shall be dismissed, and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Lease.

                                    (viii) The cost of arbitration shall be paid
                  by Landlord and Tenant equally.

40. [Intentionally Omitted].

41. Security Measures. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.

42. Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions (a) do not materially interfere with the use of the Premises by Tenant or the access to the Premises or parking on the Premises, (b) will not result in a material increase in the wear and tear on the Premises due to increased usage by third parties, and (c) do not result in an increase in costs payable by Tenant under this Lease. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease by Tenant without the need for further notice to Tenant.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If Tenant is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

45. Cashier's Checks.

                  (a) In the event that any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn on two or more occasions, then Landlord, at its option may require all future payments to be made by Tenant under this Lease to be made by cashier's checks.

                  (b) Any payment made by Tenant pursuant to a written notice to pay or be deemed in default under this Lease shall be made by cashier's check.

46. Amendments to Lease. Tenant agrees to make any reasonable non-monetary modifications to this Lease that may be required by an institutional mortgagee of Landlord that do not increase Tenant's obligations or decrease the benefits under this Lease to Tenant.


47. Storage Tanks.

                  (a) Notwithstanding anything to the contrary in Paragraph 7.5 hereof, Tenant shall not install storage tanks of any size or shape in the Premises, above or below ground, without the consent of the Landlord which can be withheld in Landlord's sole discretion. If Landlord elects to grant its consent, Landlord shall have the right to condition its consent upon Tenant agreeing to give to Landlord such assurances that Landlord, in its sole discretion, deems necessary to protect itself against potential problems concerning the installation, use, removal and contamination of the Premises as a result of the installation and/or use of such tank, including but not limited to the installation of a concrete encasement for said tank. Tenant shall comply at its expense with all applicable permit and/or registration requirements and repair any damage caused by the installation, maintenance or removal of such tank. Upon termination of the Lease, Tenant shall, at its sole cost and expense, remove any tank from the Premises, remove and replace any contaminated soil or materials (and compact or treat the same as then required by law) and repair any damage or change to the Premises caused by said installation and/or removal. Nothing contained herein shall be construed to diminish or reduce Tenant's obligations under Paragraph 48.

                  (b) Landlord shall have the right to employ experts and/or consultants, at Tenant's expense, to advise Landlord with respect to the installation, operation, monitoring, maintenance and removal and restoration of any such tank.

                  (c) Landlord hereby consents to the Tenant's installation of an above-ground diesel fuel storage tank of not to exceed 600 gallons having a design and location as shown on Exhibit "C" solely for the purpose of serving a diesel-operated emergency generator; provided that (i) such storage tank is installed, maintained, operated and removed in accordance with the requirements of this Lease and at Tenant's sole cost and expense, (ii) Landlord may require the installation of a concrete encasement for such tank at Tenant's sole cost and expense and (iii) Tenant removes such tank prior to expiration or earlier termination of the term of this Lease. Tenant shall provide Landlord with copies of all licenses and permits required by Applicable Law in connection with Tenant's installation, operation, maintenance and removal of such tank.

48. Tenant's Covenants Regarding Hazardous Materials.

         48.1 Landlord's Prior Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant has not caused or permitted, and shall not cause or permit any "Hazardous Materials" (as defined in Paragraph 48.2, below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises by Tenant, its agents, employees, contractors, subcontractors, licensees or invitees, unless (a) such Hazardous Materials are reasonably necessary to Tenant's business and will be handled, used, kept, stored and disposed of in a manner which complies with all "Hazardous Materials Laws" (as defined in Paragraph 48.2, below); (b) Tenant will comply with such other rules or requirements as Landlord may from time to time impose, including without limitation that (i) such materials are properly labeled and contained, (ii) such materials are handled and disposed of in accordance with prudent industry standards for safety, storage, use and disposal, (iii) such materials are for use in the ordinary course of business,
(c) notice of and a copy of the current material safety data sheet is provided to Landlord for each such Hazardous Material, and (d) Landlord shall have granted its prior written consent to the use of such Hazardous Materials.

         48.2 Compliance with Hazardous Materials Laws. As used herein, the term "Hazardous Materials" means any (a) oil, petroleum, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Premises or to persons on or about the Premises or (ii) cause the Premises to be in violation of any Hazardous Materials Laws (as hereinafter defined); (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas;
(c) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Resources Conservation Recovery Act, 42 U.S.C. Section 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; Sections 25115; 25117, 25122.7, 25140, 25249.8, 25281, 25316 and
25501 of the California Health and Safety Code; and Article 9 or Article 11 of Title 22 of the California Code of Regulations, Division 4, Chapter 20; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other Person coming upon the Premises or adjacent property; and (e) other chemical, materials or substance which may or could pose a hazard to the environment. As used herein the term "Hazardous Materials Laws" means any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, soil, groundwater and indoor and ambient air conditions. Tenant shall at all times and in all respects comply with all Hazardous Materials Laws.

         48.3 Hazardous Materials Removal. Upon expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause all Hazardous Materials brought on the Premises to be removed from the Premises in compliance with all applicable Hazardous Materials Laws. If Tenant or its employees, agents, or contractors violates the provisions of the foregoing two paragraphs, or if Tenant's acts, negligence, or business operations contaminate, or expand the scope of contamination of, the Premises from such Hazardous Materials, then Tenant shall promptly, at Tenant's expense, take all investigatory and/or remedial action (collectively, the "Remediation") that is necessary in order to clean up, remove and dispose of such Hazardous Materials causing the violation on the Premises or the underlying groundwater or the properties adjacent to the Premises to the extent such contamination was caused by Tenant, in compliance with all applicable Hazardous Materials Laws. Tenant shall further repair any damage to the Premises caused by the Hazardous Materials contamination. Tenant shall provide prior written notice to Landlord of such Remediation, and Tenant shall commence such Remediation no later than thirty (30) days after such notice to Landlord and diligently and continuously complete such Remediation. Such written notice shall also include Tenant's method, time and procedure for such Remediation and Landlord shall have the right to require reasonable changes in such method, time or procedure of the Remediation. Tenant shall not take any Remediation in response to the presence of any Hazardous Materials in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.

         48.4 Notices. Tenant shall immediately notify Landlord in writing of:
(a) any enforcement, cleanup, removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Materials Laws with respect to the Premises; (b) any claim, demand, or complaint made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (c) any reports made to any governmental authority arising out of any Hazardous Materials on or removed from the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any Hazardous Materials Laws.

         48.5 Indemnification of Landlord. Tenant shall indemnify, protect, defend and forever hold Landlord harmless from any and all damages, losses, expenses, liabilities, obligations and costs arising out of any failure of Tenant to observe the foregoing covenants in Paragraphs 47 and 48. The provisions of Paragraphs 47 and 48 shall survive the expiration or earlier termination of the Lease.

         48.6 Preexisting Conditions. Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable to Landlord under this Lease for any cost associated with Hazardous Materials, if any, to the extent that the Hazardous Materials existed on the Premises prior to the date of this Lease and were not brought on to the Premises by Tenant, its agents, employees, contractors, subcontractors, licensees or invitees (the "Preexisting Conditions"). Without limiting any other provision of this Lease, Tenant shall provide Landlord with the original of any notices or other documents received by Tenant in connection with the Preexisting Conditions.

         48.7 Studies. Tenant acknowledges receipt of a copy of the reports described in Exhibit "J" attached hereto (collectively, "Hazardous Substance Reports"). Landlord, except as provided in the following sentence of this paragraph, makes no representations or warranties whatsoever to Tenant regarding: (i) the Hazardous Substance Reports (including, without limitation, the contents and/or accuracy thereof); or (ii) the presence or absence of toxic or Hazardous Materials in, at, or under the Premises, the Building or any other property. Landlord does acknowledge to Tenant that: (i) Landlord has not authorized any other studies for hazardous or toxic materials at the Premises or Building other than the Hazardous Substance Reports; and (ii) Landlord does not know of any surveys for toxic or Hazardous Materials at the Premises or the Building other than the Hazardous Substance Reports. Notwithstanding the preceding sentence, Tenant: (a) shall not rely on and Tenant hereby represents to Landlord that it has not relied on the Hazardous Substance Reports; and (b) shall make such studies and investigations, conduct such tests and surveys, and engage such specialists as Tenant deems appropriate to fairly evaluate the Premises and any risks from hazardous or toxic materials. In connection with any inspections or tests to be conducted by Tenant at the Premises or Building, Tenant shall first notify Landlord of each proposed inspection or test and the scope, impact, and intent thereof and obtain Landlord's written consent to perform the same. Tenant shall restore the Premises and the property on which the leased premises are located to the condition existing immediately prior to any such test and/or inspection and will provide Landlord with true and complete copies of any survey or report obtained by or for the benefit of Tenant in connection with hazardous or toxic materials that concern the Building or the Premises.

         48.8 Certain Permitted Items. Landlord hereby consents to the use of limited quantities of standard office and janitorial supplies containing chemicals categorized as Hazardous Materials and those items containing Hazardous Materials described in Exhibit "G" attached hereto, provided that Tenant shall use, store and dispose of all such Hazardous Materials in strict compliance with all Hazardous Materials Laws and comply at all times during the term of this Lease with all Hazardous Materials Laws.

49.  [Intentionally Omitted].

50.  Easements and Restrictions of Record

         50.1 Tenant accept the Premises subject to the easements and covenants or restrictions of record, including without limitation the CC&R's and the Articles, Bylaws and Association Rules (as those terms are defined in the CC&R's). Any failure of Tenant to comply with the terms of the foregoing documents shall be a default under this Lease. Landlord has delivered to Tenant copies of all the documents referred to the first sentence of this Paragraph
50.1 prior to the Commencement Date.

         50.2 Landlord and Tenant agree to cooperate and use their best efforts to participate in traffic management programs generally applicable to businesses located in the area which includes the Industrial Center and, initially, shall encourage and support van and car pooling by Tenant's employees to the fullest extent permitted by the requirements of Tenant's business. Neither this Paragraph nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

51. Offer. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by Landlord and Tenant.

52. Waiver of Trial by Jury. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY AND CONSENT TO TRIAL WITHOUT A JURY IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER IN CONNECTION WITH THIS LEASE.

53. ERISA. Tenant hereby represents and warrants to Landlord that (i) Tenant is not a "party in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a "disqualified person"

(within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any retirement or pension plan of The Prudential Insurance Company of America, and (ii) no portion of or interest in the Lease will be treated as a "plan asset" within the meaning of Regulation 29 CFR
Section 2510.3-101 issued by the Department of Labor.

54. Parking. The Premises shall include at least 157 parking spaces in the areas shown on Exhibit "A" for Tenant's exclusive use. Tenant by notice to Landlord may request that Landlord inform Tenant as to whether Landlord has any excess parking available in the Cascades Business Park then owned by Landlord. Within ten (10) days after receipt of notice from Landlord identifying any available parking spaces, Tenant may offer to lease such excess parking. Nothing in this Paragraph 54 constitutes an assurance to Tenant that any such additional parking spaces will be available or that Landlord and Tenant will reach agreement on the terms of the leasing of such additional parking spaces.

55. Landlord Shell Improvements. Landlord, at Landlord's sole cost, has constructed or shall construct the following improvements (collectively, the "Landlord Improvements"):

         55.1 Building and Lot Improvements as defined in Drawings A-1 through P-3 (dated January 10, 2000) entitled Royal Clark Development Company 60K Spec Building and by the Project Manual related thereto (dated February 22, 2000) entitled Cascades Building Park 106K 200K and 60K Buildings, Site and Shell Building Improvements. The Landlord Improvements shall be inclusive of all project management, development, architectural, engineering and permitting fees therefor.

         55.2 Landlord shall provide that the existing exterior walls, shared shear wall and existing roof column will be delivered with footings designed to support a future mezzanine of approximately 6,000 square feet.

56. Tenant Improvements. Tenant shall construct in the Premises certain Tenant Improvements on the terms an conditions contained in Exhibit "B" attached hereto.

57. Additional Mezzanine Space. Tenant shall have the right at Tenant's sole cost and expense to build out additional mezzanine space in the Premises during the term of this Lease. Such construction shall be undertaken in compliance with the terms and conditions of this Lease, including without limitation Paragraph 7.5.

58. Self Help. If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of Landlord Structural Items, and Landlord fails to provide such action within thirty (30) days after receipt of such written notice, then Tenant may proceed to take the required action upon delivery of an additional seven (7) business days' written notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of the notices shall be required in the event of an emergency which threatens life or health or where there is imminent danger to property), and if such action was required under the terms of the Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action. In the event that Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work on the Landlord Structural Items unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings. Further, if Landlord does not pay the amount of Tenant's invoice or deliver a written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty
(30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from rent, but, as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord. If such claim results in a final judgment in Tenant's favor, and Landlord does not pay that judgment within 30 days after it becomes final, Tenant may offset such amounts as so determined from Rent until fully paid to Tenant. Any work undertaken by Tenant pursuant to this Paragraph 58 shall be subject to the following:

                                    (a) All such work shall be diligently
                  pursued to completion.

                                    (b) The work undertaken by the Tenant shall
                  be the minimum amount of work reasonably necessary for Tenant to correct or cure the problem or failure of Landlord to act addressed by Tenant's notices pursuant to this Paragraph 58.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

                                          "LANDLORD":

                                           SILVER OAKS LLC,
                                           a California limited
                                           liability company

                                           By: Royal-Clark Development Co.,
                                                  a Hawaii general partnership
                                                  Its: Managing Member

                                              By: Royal Contracting Co., Ltd.,
                                                  a Hawaii corporation
                                                  Its: General Partner

                                                  By: /s/ David Hulihee
                                                      -------------------------
                                                      David Hulihee, President

                                              By: SMA Development Corp.,
                                                  a Hawaii corporation
                                                  Its: General Partner

                                                  By: /s/ Thomas F. Clark
                                                      --------------------------
                                                      Thomas F. Clark, President

                                              "TENANT":

                                              BROOKS AUTOMATION, INC.,
                                              a Delaware corporation

                                              By:  /s/ Ellen B. Richstone
                                                 -------------------------------
                                                   Ellen B. Richstone
                                                 -------------------------------
                                                   [Printed Name and Title]
                                                   Senior Vice President,
                                                   Finance & Adm.,
                                                   Chief Financial Officer